   As filed with the Securities and Exchange Commission on November 17, 1999.
                                                    Registration No. 333 -
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


             ------------------------------------------------------

                                   ESOFT, INC.
             (Exact name of registrant as specified in its charter)

             ------------------------------------------------------



                  DELAWARE                              84-0938960
       (State or other jurisdiction of               (I.R.S. Employer
        incorporation or organization)            Identification Number)

                           295 INTERLOCKEN BLVD. # 500
                           BROOMFIELD, COLORADO 80021
                                 (303) 444-1600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                TECHNOLOGIC, INC.
              AMENDMENT TO TECHNOLOGIC, INC. 1994 STOCK OPTION PLAN

                              (Full title of plan)
                           ---------------------------


       JEFFREY FINN                                        WITH A COPY TO:
 CHIEF EXECUTIVE OFFICER                              LESTER  R. WOODWARD, ESQ.
295 INTERLOCKEN BLVD. #500                           DAVIS, GRAHAM & STUBBS LLP
BROOMFIELD, COLORADO 80021                           370 17TH STREET, SUITE 4700
      (303) 444-1600                                   DENVER, COLORADO 80202

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           ---------------------------


                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                         Proposed maximum    Proposed maximum
    Title of each class of                              offering price per  aggregate offering         Amount
 securities to be registered   Amount to be registered       share(1)            price(1)         registration fee
- ------------------------------ -----------------------  ------------------  ------------------    ----------------
Common Stock ($.01 par value)         180,565                $7.28125           $1,314,738              $365
===================================================================================================================

 (1) Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon the average of the high and low prices of the shares as of November 15, 1999, as reported on the Nasdaq Small Cap Market.

                                EXPLANATORY NOTE

     On September 10, 1999 eSoft, Inc.(the "Company") concluded a strategic combination with Technologic, Inc. ("Technologic") that resulted in Technologic becoming a wholly-owned subsidiary of the Company. Pursuant to the terms of the merger, the Company assumed the plan under which options to purchase shares of Technologic common stock were granted, and agreed to convert the right to purchase Technologic shares to a right to purchase shares of the Company. This registration statement covers shares of the Company's common stock issuable upon exercise of such Technologic options.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which are filed with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

         (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, filed with the Commission on March 24, 1999.

         (b) The Company's Amendment No. 1 to its Annual Report on Form 10-KSB for the year ended December 31, 1998, filed with the Commission on April 21, 1999.

         (c) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999, filed with the Commission on May 17, 1999.

         (d) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999, filed with the Commission on August 16, 1999.

         (e) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999, filed with the Commission on November 15, 1999.

         (f) The Company's Current Report on Form 8-K, filed with the Commission on June 9, 1999.

         (g) The Company's Current Report on Form 8-K, filed with the Commission on June 28, 1999.

         (h) The Company's Current Report on Form 8-K, filed with the Commission on August 9, 1999.

         (i) The Company's Amendment No. 1 to its Current Report on Form 8-K, filed with the Commission on August 9, 1999.

         (j) The Company's Current Report on Form 8-K, filed with the Commission of September 27, 1999.

         (k) All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a Post-Effective Amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

4.       DESCRIPTION OF SECURITIES.

         The Company is authorized to issue 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. The holders of the Company's common stock are entitled to vote at all meetings of stockholders, to receive dividends if, as, and when declared by the board of directors, and to participate in any distribution of property or assets on the liquidation, winding up, or other dissolution of the Company. The Company's common stock has no preemptive or conversion rights.

         Certain provisions of our Amended and Restated Certificate of Incorporation and Bylaws may make it difficult to change control of the Company.
Article 4 of the Amended and Restated Certificate of Incorporation allows the Company's board of directors to determine or alter the rights, preferences, privileges, and restrictions to be granted to or imposed upon any wholly unissued series of preferred stock to fix the number of shares that constitute any series of preferred stock, and to determine the designation and series of preferred stock. Article III of the Bylaws establishes what is known as a "classified board of directors," with three classes of directors designated as Class I, Class II, and Class III. Each class is elected to serve for a three-year term, with each class up for election in different years so that in any one year, only one-third of all directors are up for election. At each annual meeting of stockholders, the successors to the class of directors whose terms expire at that meeting are elected to serve as directors for a three-year term.

5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Bylaws and Certificate of Incorporation provide that the Company shall, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all directors and officers of the Company. Section 145 of the Delaware General Corporation Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Additionally, the Certificate of Incorporation eliminates in certain circumstances the monetary liability of directors of the Company for a breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability arising under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or
(iv) for any transaction from which the director derived an improper personal benefit.

7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

8.       EXHIBITS

          3.1    Certificate of Incorporation of the Company.1/

          3.2    Amendment to Certificate of Incorporation.2/

          3.3    Amended and Restated Bylaws of the Company.

          3.4    Form of Common Stock Certificate of the Company.3/

          4.1    Technologic, Inc. 1994 Stock Option Plan

          4.2    Amendment to Technologic, Inc. 1994 Stock Option Plan

          5.1    Opinion and Consent of Davis, Graham & Stubbs LLP.

         23.1    Consent of Davis, Graham & Stubbs LLP (included in Exhibit
                 5.1).

         23.2    Consent of BDO Seidman LLP

         23.3    Consent of Balukoff, Lindstrom & Co., P.A.

         25.1    Power of Attorney (included in signature page).

9.       UNDERTAKINGS

         A. The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with
- ----------------------
1/ Filed previously with Amendment No. 1 to the Registration Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference.

2/ Filed previously with the Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference.

3/ Filed previously as an Exhibit to the Company's Registration Statement on Form 10-SB, as filed with the Commission on December 22, 1997, and incorporated herein by reference.

respect to the plan of distribution not previously disclosed in the Registration Statement, or any material change to such information in the Registration Statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on the 17th day of November, 1999.

                                      eSOFT, INC.

                                      By:   /s/ Jeffrey Finn
                                            ------------------------------------
                                            Jeffrey Finn
                                            Director and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip L. Becker, Lester R. Woodward, and Jeffrey Finn, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                            Title                                Date
             ---------                            -----                                ----

/s/ Jeffrey Finn
- ------------------------------------
Jeffrey Finn                         President, Chief Executive                   November 17, 1999
                                     Officer and Director
                                     (Principal Executive
                                     Officer)

/s/ Philip L. Becker
- ------------------------------------
Philip L. Becker                     Director, Chief                              November 17, 1999
                                     Technology Officer and
                                     Chairman of the Board


- ------------------------------------
Richard Eyestone                     Director                                     November __, 1999

/s/ Brian E. Cohen
- ------------------------------------
Brian E. Cohen                       Director                                     November 17, 1995


- ------------------------------------
Richard B. Rice                      Director                                     November __, 1999

/s/ Amy Beth Hansman
- ------------------------------------
Amy Beth Hansman                     Principal Accounting and                     November 17, 1999
                                     Financial Officer

                                  EXHIBIT INDEX

Exhibit                                                                                          Sequential
  No.                                      Description                                            Page No.

 3.1              Certificate of Incorporation of the Company.4/

 3.2              Amendment to Certificate of Incorporation.5/

 3.3              Amended and Restated Bylaws of the Company.

 3.4              Form of Common Stock Certificate of the Company.6/

 4.1              Technologic, Inc. 1994 Stock Option Plan

 4.2              Amendment to Technologic, Inc. 1994 Stock Option Plan

 5.1              Opinion and Consent of Davis, Graham & Stubbs LLP.

23.1              Consent of Davis, Graham & Stubbs LLP (included in Exhibit 5.1).

23.2              Consent of BDO Seidman LLP

23.3              Consent of Balukoff, Lindstrom & Co., P.A.

25.1              Power of Attorney (included in signature page).

- --------------
4/ Filed previously with Amendment No. 1 to the Registration Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference.

5/ Filed previously with the Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference.

6/ Filed previously as an Exhibit to the Company's Registration Statement on Form 10-SB, as filed with the Commission on December 22, 1997, and incorporated herein by reference.